UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2015

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 4, 2015, Morningstar, Inc. issued a press release announcing that Robin Diamonte, vice president and chief investment officer for United Technologies Corp., was appointed to serve on its board of directors. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K. The information set forth in Exhibit 99.1 is hereby incorporated by reference in Item 5.02(d).

Item 8.01.   Other Events.

On December 4, 2015, Morningstar issued a press release announcing that its board of directors has approved a quarterly cash dividend of 22 cents per share payable January 29, 2016 to shareholders of record as of January 8, 2016 and an increase to the company’s share repurchase authorization from $700 million to $1.0 billion. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

Include the following information:

(d)                             Exhibits:

Exhibit No.	Description

99.1	Press Release issued December 4, 2015 regarding Robin Diamonte.
99.2	Press Release issued December 4, 2015 regarding quarterly dividend and share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: December 7, 2015	By:	/s/ Heidi Miller
	Name:	Heidi Miller
	Title:	Corporate Secretary